Exhibit F-3

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2004 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Operating Activities
Net income (loss)	$229,337	-	$218,816	$18,579
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	357	$142	288,285	30,790
Income taxes and investment tax credits deferred, net	(2,200)	(2,111)	67,632	1,116
Pension income	-	281	(39,732)	1,078
Income taxes related to gain on sale of operation assets	-	-	111,954	-
Gain on sale of generation assets	-	-	(340,739)	-
Deferral of asset sale gain	-	-	228,785	-
Changes in current operating assets and liabilities
Accounts receivable, net	(6,302)	15,636	(24,253)	(25,421)
Inventory	-	1	(19,007)	(12,366)
Notes receivable, current	24,132	-	-	-
Prepayments and other current assets	2,220	221	1,407	(1,457)
Accounts payable and accrued liabilities	(1,501)	(14,571)	31,049	19,812
Customer refund	-	-	(58,219)	-
Interest accrued	89	78	(5,339)	(26)
Taxes accrued	17,327	5,391	(107,761)	(1,647)
Other current liabilities	665	3,945	(31,219)	341
Pension contribution	-	(501)	-	(3,000)
Other assets	157,971	(1)	(17,147)	(12,481)
Other liabilities	759	3,864	(44,971)	691

Net Cash Provided by (Used in) Operating Activities	422,854	12,375	259,541	16,009

Investing Activities
Utility plant additions	-	(51)	(195,532)	(21,032)
Proceeds from sale of generation assets	-	-	453,678	-
Refund of excess decommissioning fund	-	-	76,593	-
Other property and investments additions	(2,378)	-	(1,138)	-
Other property and investments sold	1,357	1,039	-	-
Other	-	-	(8,560)	-

Net Cash (Used in) Provided by Investing Activities	(1,021)	988	325,041	(21,032)

Financing Activities
Issuance of common stock	(2,988)	-	-	-
Equity contribution	-	2,165	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(201,000)	-
Long-term note issuances	-	-	204,000	-
Long-term note repayments	(17,150)	-	(210,875)	-
Notes payable three months or less, net	(190,000)	(15,000)	16,567	20,302
Notes payable issuances	-	-	-	-
Notes payable repayments	-	-	-	-
Bank overdraft	-	-	7,190	7
Liquidating dividends paid	-	(5,000)	(75,000)	-
Dividends on common stock	(136,374)	-	(302,185)	(10,000)

Net Cash Provided by (Used in) Financing Activities	(346,512)	(17,835)	(561,303)	10,309

Net (Decrease) Increase in Cash and Cash Equivalents	75,321	(4,472)	23,279	5,286
Cash and Cash Equivalents, Beginning of Year	10,136	13,907	67,483	7,346

Cash and Cash Equivalents, End of Year	$85,457	$9,435	$90,762	$12,632

Exhibit F-3

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2004 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Operating Activities
Net income (loss)	$44,036	$22,297	$4,209	$(1,027)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	24,070	25,765	6,610	589
Income taxes and investment tax credits deferred, net	16,271	915	1,249	656
Pension ( income) expense	8,323	6,288	(584)	-
Income taxes related to gain on sale of operation assets	-	-	-	-
Gain on sale of generation assets	-	-	-	-
Deferral of asset sale gain	-	-	-	-
Changes in current operating assets and liabilities
Accounts receivable, net	(7,913)	(14,878)	(854)	11,318
Inventory	(324)	(11,219)	(920)	919
Notes receivable, net	-	-	-	-
Prepayments and other current assets	1,203	(1,866)	(534)	181
Accounts payable and accrued liabilities	24,048	20,644	1,766	(3,151)
Customer refund	-	-	-	-
Interest accrued	73	(376)	66	10
Taxes accrued	1,223	(8,241)	(671)	673
Other current liabilities	(12,626)	215	(52)	(1,962)
Pension contribution	(10,500)	(5,660)	-	-
Other assets	(33,623)	(22,882)	(1,928)	10,668
Other liabilities	24,553	8,313	1,371	(8,802)

Net Cash Provided by (Used in) Operating Activities	78,814	19,315	9,728	10,072

Investing Activities
Utility plant additions	(48,966)	(21,512)	(5,329)	-
Proceeds from sale of generation assets	-	-	-	-
Refund of excess decommissioning fund	-	-	-	-
Other property and investments additions	(624)	(877)	(303)	(303)
Other property and investments sold	3,238	-	-	-
Other	9,477	-	207	(62)

Net Cash (Used in) Provided by Investing Activities	(36,875)	(22,389)	(5,425)	(365)

Financing Activities
Issuance of common stock	-	-	-	-
Equity contribution	-	-	-	27
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(5)	-
Long-term note issuances	(3,025)	-	12,000	-
Long-term note repayments	-	(15,000)	(6,000)	-
Notes payable three months or less, net	22,500	31,000	-	(9,939)
Notes payable issuances	-	-	4,000	-
Notes payable repayments	-	-	(13,000)	-
Bank overdraft	(1,305)	-	-	-
Liquidating dividends paid	-	-	-	-
Dividends on common stock	(58,361)	(16,052)	(2,012)	-

Net Cash Provided by (Used in) Financing Activities	(40,191)	(52)	(5,017)	(9,912)

Net (Decrease) Increase in Cash and Cash Equivalents	1,748	(3,126)	(714)	(205)
Cash and Cash Equivalents, Beginning of Year	23,030	16,729	2,151	6,555

Cash and Cash Equivalents, End of Year	$24,778	$13,603	$1,437	$6,350

Exhibit F-3

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ended December 31, 2004 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Utility Shared Services	Energy East Consolidated

Operating Activities
Net income (loss)	$(175)	$(306,735)	-	$229,337
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	573	-	-	377,181
Income taxes and investment tax credits deferred, net	409	-	$(610)	83,327
Pension (income) expense	-	(4,462)	-	(28,808)
Income taxes related to gain on sale of operation assets	-	-	-	111,954
Gain on sale of generation assets	-	-	-	(340,739)
Deferral of asset sale gain	-	-	-	228,785
Changes in current operating assets and liabilities
Accounts receivable, net	(748)	(2,795)	(13,857)	(70,067)
Inventory	(54)	-	(609)	(43,579)
Notes receivable, current	-	(24,132)	-	-
Prepayments and other current assets	(25)	-	(24)	1,326
Accounts payable and accrued liabilities	159	2,950	10,322	91,527
Customer refund	-	-	-	(58,219)
Interest accrued	-	(161)	67	(5,519)
Taxes accrued	995	-	871	(91,840)
Other current liabilities	48	-	3,432	(37,213)
Pension contribution	-	-	-	(19,661)
Other assets	(603)	(161,294)	(1,554)	(82,874)
Other liabilities	127	6,823	1,454	(5,818)

Net Cash Provided by (Used in) Operating Activities	706	(489,806)	(508)	339,100

Investing Activities
Utility plant additions	(1,493)	-	(5,348)	(299,263)
Proceeds from sale of generation assets	-	-	-	453,678
Refund of excess decommissioning fund	-	-	-	76,593
Other property and investments additions	-	-	-	(5,623)
Other property and investments sold	527	-	-	6,161
Other	-	-	-	1,062

Net Cash (Used in) Provided by Investing Activities	(966)	-	(5,348)	232,608

Financing Activities
Issuance of common stock	-	-	-	(2,988)
Equity contribution	750	(2,942)	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	-	(201,005)
Long-term note issuances	-	-	-	212,975
Long-term note repayments	-	-	-	(249,025)
Notes payable three months or less, net	-	24,138	7,500	(92,932)
Notes payable issuances	-	-	-	4,000
Notes payable repayments	-	-	-	(13,000)
Bank overdraft	-	-	-	5,892
Liquidating dividends paid	-	80,000	-	-
Dividends on common stock	-	388,610	-	(136,374)

Net Cash Provided by (Used in) Financing Activities	750	$489,806	7,500	(472,457)

Net (Decrease) Increase in Cash and Cash Equivalents	490	-	1,644	99,251
Cash and Cash Equivalents, Beginning of Year	532	-	-	147,869

Cash and Cash Equivalents, End of Year	$1,022	-	$1,644	$247,120